EXHIBIT 99.1

EMPIRE STATE REALTY TRUST ANNOUNCES FOURTH QUARTER 2015 RESULTS

- Reports Core FFO of $0.25 Per Fully Diluted Share -

New York, New York, February 22, 2016 - Empire State Realty Trust, Inc. (NYSE: ESRT) (the “Company”), a real estate investment trust with office and retail properties in Manhattan and the greater New York metropolitan area, today reported its operational and financial results for the fourth quarter of 2015.

“We are pleased with our strong fourth quarter and full year 2015 results, including a 9% increase in full year Core FFO per share, which reflect the successful execution of our strategy to consolidate, redevelop and re-lease space to larger, higher credit quality tenants. During 2015, we leased approximately 1.2 million square feet of office and retail space, which represents 54% growth from the prior year. Most importantly, our leasing team achieved rent spreads in excess of 73.5% on the total portfolio and over 43% on new leases signed in our Manhattan office portfolio. Additionally, we overcame challenging New York City tourist trends and the opening of One World Trade Center’s observatory and produced full year revenue from our Observatory that was slightly in excess of the prior year,” stated John B. Kessler, Empire State Realty Trust’s President and Chief Operating Officer.

Mr. Kessler continued, “Finally, our well-capitalized, low-levered balance sheet, with limited near term debt maturities, enables us to support our future growth plans. In the coming years, we will continue to unlock the embedded, de-risked growth within our portfolio and create long term value for our shareholders, with whom our management team remains highly aligned. We had limited new net borrowings during the year and continue to maintain high levels of liquidity.”

Fourth Quarter Highlights

•	Achieved Core Funds From Operations (“Core FFO”) of $0.25 per fully diluted share and net income attributable to the Company of $0.07 per fully diluted share.

•	Total portfolio was 87.3% occupied; including signed leases not commenced (“SLNC”), the total portfolio was 89.1% leased at December 31, 2015.

•	Manhattan office portfolio (excluding the retail component of these properties) was 84.9% occupied; including SLNC, the Manhattan office portfolio was 87.2% leased at December 31, 2015.

•	Retail portfolio was 94.3% occupied; including SLNC, the retail portfolio was 94.6% leased at December 31, 2015.

•	Empire State Building was 86.7% occupied; including SLNC, the Empire State Building was 90.7% leased at December 31, 2015.

•	Executed 39 leases, representing 198,216 rentable square feet across the total portfolio, achieving a 34.0% increase in mark-to-market rent over previous fully escalated rents on new, renewal, and expansion leases.

•	Signed 23 new leases representing 111,307 rentable square feet in the fourth quarter 2015 for the Manhattan office portfolio (excluding the retail component of these properties), achieving an increase of 57.5% in mark-to-market rent over previous fully escalated rents.

•	The Empire State Building Observatory revenue for the fourth quarter 2015 was $27.6 million.

•	Declared a dividend in the amount of $0.085 per share for the fourth quarter 2015, which was paid on December 31, 2015.

Full Year Highlights

•	Achieved Core FFO of $0.97 per fully diluted share and net income attributable to the Company of $0.29 per fully diluted share.

•	Executed 245 leases, representing 1,209,145 rentable square feet across the total portfolio, achieving a 73.7% increase in mark-to-market rent over previously fully escalated rents on new, renewal, and expansion leases; 177 of these leases, representing 958,704 rentable square feet, were within the Manhattan office portfolio (excluding the retail component of these properties) capturing a 43.3% increase in mark-to-market rent over previously fully escalated rents on new, renewal and expansion leases.

•	Executed 12 leases, representing 70,940 rentable square feet within the Manhattan retail portfolio, achieving a 474.1% increase in mark-to-market rent over previously fully escalated rents on new, renewal, and expansion leases.

•	Signed 93 new leases representing 728,264 rentable square feet in 2015 for the Manhattan office portfolio (excluding the retail component of these properties), achieving an increase of 53.8% in mark-to-market rent over expired previously fully escalated rents.

•	The Empire State Building Observatory revenue grew 0.6% to $112.2 million from $111.5 million in 2014.

•	Declared and paid aggregate dividends of $0.34 per share during 2015.

Financial Results for the Fourth Quarter 2015

Core FFO was $66.2 million, or $0.25 per fully diluted share, compared to $65.2 million, or $0.25 per fully diluted share, in the fourth quarter of 2014.

Modified FFO was $66.2 million, or $0.25 per fully diluted share, compared to $61.4 million, or $0.23 per fully diluted share, in the fourth quarter of 2014.

FFO was $64.2 million, or $0.24 per fully diluted share, compared to $59.4 million, or $0.22 per fully diluted share, in the fourth quarter of 2014.

Net income attributable to common stockholders was $8.3 million, or $0.07 per fully diluted share, compared to $4.1 million, or $0.04 per fully diluted share, in the fourth quarter of 2014.

Financial Results for the Year Ended December 31, 2015

Core FFO was $257.7 million, or $0.97 per fully diluted share, compared to $227.4 million, or $0.89 per fully diluted share, for the year ended December 31, 2014.

Modified FFO was $257.8 million, or $0.97 per fully diluted share, compared to $219.5 million, or $0.86 per fully diluted share, for the year ended December 31, 2014.

FFO was $249.9 million, or $0.94 per fully diluted share, compared to $214.8 million, or $0.84 per fully diluted share, for the year ended December 31, 2014.

Net income attributable to common stockholders was $33.7 million, or $0.29 per fully diluted share, compared to $26.7 million, or $0.27 per fully diluted share, for the year ended December 31, 2014.

Portfolio Operations

As of December 31, 2015, the Company’s total portfolio contained 10.1 million rentable square feet of office and retail space and was 87.3% occupied. Percentage occupied was down 10 basis points from 87.4% at the end of the third quarter 2015, and down 130 basis points from 88.6% at the end of the fourth quarter 2014 as we continue to execute on our redevelopment plan. Including SLNC, the Company’s portfolio was 89.1% leased at December 31, 2015.

The Company’s office portfolio (excluding the retail component of these properties), containing 9.3 million rentable square feet, was 86.7% occupied at the end of the fourth quarter 2015, down 30 basis points from the end of the third quarter 2015, and down 150 basis points from the end of the fourth quarter 2014. Including SLNC, the Company’s office portfolio (excluding the retail component of these properties) was 88.6% leased at December 31, 2015.

The Manhattan office portfolio (excluding the retail component of these properties), containing 7.5 million rentable square feet was 84.9% occupied at the end of the fourth quarter 2015, down 50 basis points from the end of the third quarter 2015, and down 260 basis points from the end of the fourth quarter 2014. Including SLNC, the Company’s Manhattan office portfolio (excluding the retail component of these properties) was 87.2% leased at December 31, 2015.

The Company’s retail portfolio, containing approximately 723,000 rentable square feet, was 94.3% occupied at the end of the fourth quarter 2015, up 160 basis points from the end of the third quarter 2015, and up 110 basis points from the end of the fourth quarter 2014. Including SLNC, the Company’s retail portfolio was 94.6% leased at December 31, 2015.

Leasing

For the three months ended December 31, 2015, the Company executed 39 office leases within the total portfolio, comprising 198,216 rentable square feet.

On a blended basis, the 39 new, renewal and expansion office leases signed within the total portfolio during the quarter had an average starting rental rate of $50.60 per rentable square foot, representing an increase of 34.0% over the prior in-place rent on a fully escalated basis.

Leases signed in the Fourth Quarter 2015 for the Manhattan office portfolio

•	23 new leases comprising 111,307 rentable square feet, with an average starting rental rate of $61.44 per rentable square foot, representing an increase of 57.5% over the prior in-place rent on a fully escalated basis, and

•	13 renewal leases, comprising 62,862 rentable square feet, with an average starting rental rate of $41.84 per rentable square foot, representing an increase of 1.8% over the prior in-place rent on a fully escalated basis.

Empire State Building

The Company continues to renovate and lease the 2.8 million rentable square foot Empire State Building, its flagship property. At December 31, 2015, the Empire State Building was 86.7% occupied; including SLNC, the Empire State Building was 90.7% leased.

During the fourth quarter 2015, the Company executed seven office leases at the Empire State Building, representing 27,235 rentable square feet in the aggregate.

The Observatory revenue for the fourth quarter 2015 was $27.6 million, compared to $28.2 million in the fourth quarter 2014. The Observatory hosted approximately 949,000 visitors in the fourth quarter 2015 compared to 997,000 visitors in the fourth quarter 2014. In the critical week between Christmas Eve and New Year’s Eve, there were three bad weather days in 2015 compared to one bad weather day in 2014. In the fourth quarter 2015, there was one bad weather day which fell on a weekend. This compares to the fourth quarter 2014, in which there were four bad weather days which fell on weekends.

For the year ended December 31, 2015, the Observatory hosted 4.1 million visitors, compared to 4.3 million visitors for the same period in 2014. Observatory revenue for the year ended December 31, 2015 was $112.2 million, a 0.6% increase from $111.5 million for the year ended December 31, 2014. Both full year 2015 and 2014 had 15 bad weather weekend days.

Balance Sheet

As of December 31, 2015, the outstanding balance on the Company’s $800.0 million unsecured revolving credit facility was $40.0 million. The unsecured revolving credit facility has an accordion feature allowing for an increase in its maximum aggregate principal balance to $1.25 billion under certain circumstances.

At December 31, 2015, the Company had total debt outstanding of approximately $1.6 billion, with a weighted average interest rate of 4.12% per annum, and a weighted average term to maturity of 5.4 years. At December 31, 2015, the Company had no debt maturing during 2016. The Company’s consolidated debt to total market capitalization was approximately 25% as of December 31, 2015 and consolidated net debt to EBITDA was 4.9x.

Dividend

On December 31, 2015, the Company paid a dividend of $0.085 per share for the fourth quarter 2015 to holders of the Company’s Class A common stock and Class B common stock and to holders of the operating partnership’s Series ES, Series 250 and Series 60 operating partnership units (NYSE Arca: ESBA, FISK and OGCP, respectively) and Series PR operating partnership units. The Company paid a dividend of $0.15 per unit for the fourth quarter 2015 to holders of the operating partnership’s private perpetual preferred units.

Webcast and Conference Call Details

Empire State Realty Trust, Inc. will host a webcast and conference call, open to the general public, on Tuesday, February 23, 2016 at 8:30 am Eastern time.

The webcast will be available in the Investors section of the Company’s website at www.empirestaterealtytrust.com. To listen to a live broadcast, go to the site at least five minutes prior to the scheduled start time in order to register, download and install any necessary audio software. Shortly after the call, a replay of the webcast will be available for 90 days on the Company’s website.

The conference call can be accessed by dialing 1-877-407-3982 for domestic callers or 1-201-493-6780 for international callers. A replay will be available shortly after the call and can be accessed by dialing 1-877-870-5176 for domestic callers or 1-858-384-5517 for international callers. The passcode for the replay is 13628305. A replay of the conference call will be available until March 1, 2016.

The Supplemental Report will be available prior to the conference call in the Investors section of the Company’s website, www.empirestaterealtytrust.com.

About Empire State Realty Trust

Empire State Realty Trust, Inc. (NYSE: ESRT), a leading real estate investment trust (REIT), owns, manages, operates, acquires and repositions office and retail properties in Manhattan and the greater New York metropolitan area, including the Empire State Building, the world’s most famous building. Headquartered in New York, New York, the Company’s office and retail portfolio covers 10.1 million rentable square feet, as of December 31, 2015, consisting of 9.3 million rentable square feet in 14 office properties, including nine in Manhattan, three in Fairfield County, Connecticut and two in Westchester County, New York; and approximately 723,000 rentable square feet in the retail portfolio.

Non-GAAP Financial Measures

The Company has used non-GAAP financial measures in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found on pages 11 and 12 of this release and in the Company’s supplemental report.

Forward-Looking Statements

This press release includes “forward looking statements” within the meaning of the federal securities laws. Forward-looking statements may be identified by the use of words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” “contemplates,” “aims,” “continues,” “would” or “anticipates” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: changes in our industry, the real estate markets, either nationally or in Manhattan or the greater New York metropolitan area; resolution of the litigations and arbitration involving the company; reduced demand for office or retail space; general volatility of the capital and credit markets and the market price of our Class A common stock and our publicly-traded OP Units; changes in technology and market competition, which affect utilization of our broadcast or other facilities; changes in domestic or international tourism, including geopolitical events and currency exchange rates; defaults on, early terminations of, or non-renewal of leases by tenants; fluctuations in interest rates; declining real estate valuations and impairment charges; our failure to obtain necessary outside financing, including our unsecured revolving credit facility; decreased rental rates or increased vacancy rates; our failure to redevelop and reposition properties successfully or on the anticipated timeline or at the anticipated costs; difficulties in identifying properties to acquire and completing acquisitions; risks of real estate development (including our Metro Tower development site), including the cost of construction delays and cost overruns; and conflicts of interest affecting any of our senior management team.

While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. For a further discussion of these and other factors that could impact the Company’s future results, performance or transactions, see the section entitled “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2014, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

Contact:

Investors

Empire State Realty Trust Investor Relations

(212) 850-2678

IR@empirestaterealtytrust.com

Media

Brandy Bergman/Hugh Burns

Sard Verbinnen & Co.

(212) 687-8080

Empire State Realty Trust, Inc.

Condensed Consolidated Statements of Income

(unaudited and amounts in thousands, except per share data)

	Three Months Ended December 31,
	2015	2014
Revenues
Rental revenue	$113,957	$112,259
Tenant expense reimbursement	19,638	18,160
Observatory revenue	27,647	28,167
Construction revenue	—	4,918
Third-party management and other fees	475	451
Other revenue and fees	3,483	6,456

Total revenues	165,200	170,411

Operating expenses
Property operating expenses	38,918	41,748
Ground rent expenses	2,332	2,375
Marketing, general and administrative expenses	9,678	9,251
Observatory expenses	8,162	7,831
Construction expenses	—	5,423
Real estate taxes	23,622	23,702
Depreciation and amortization	45,258	48,799

Total operating expenses	127,970	139,129

Total operating income	37,230	31,282
Interest expense	(17,194)	(19,816)

Income before income taxes	20,036	11,466
Income tax expense	(666)	(502)

Net income	19,370	10,964
Preferred unit distributions	(234)	(235)
Net income attributable to non-controlling interests	(10,884)	(6,587)

Net income attributable to common stockholders	$8,252	$4,142

Total weighted average shares

Basic	118,706	103,022

Diluted	266,048	265,779

Net income per share attributable to common stockholders
Basic	$0.07	$0.04

Diluted	$0.07	$0.04

Empire State Realty Trust, Inc.

Condensed Consolidated Statements of Income

(unaudited and amounts in thousands, except per share data)

	Year Ended December 31,
	2015	2014
Revenues
Rental revenue	$447,784	$400,825
Tenant expense reimbursement	79,516	67,651
Observatory revenue	112,172	111,541
Construction revenue	1,981	38,648
Third-party management and other fees	2,133	2,376
Other revenue and fees	14,048	14,285

Total revenues	657,634	635,326

Operating expenses
Property operating expenses	160,969	151,048
Ground rent expenses	9,326	5,339
Marketing, general and administrative expenses	38,073	39,037
Observatory expenses	29,843	29,041
Construction expenses	3,222	38,596
Real estate taxes	93,165	82,131
Acquisition expenses	193	3,382
Depreciation and amortization	171,474	145,431

Total operating expenses	506,265	494,005

Total operating income	151,369	141,321
Interest expense	(67,492)	(66,456)

Income before income taxes	83,877	74,865
Income tax expense	(3,949)	(4,655)

Net income	79,928	70,210
Preferred unit distributions	(936)	(476)
Net income attributable to non-controlling interests	(45,262)	(43,067)

Net income attributable to common stockholders	$33,730	$26,667

Total weighted average shares
Basic	114,245	97,941

Diluted	266,621	254,506

Net income per share attributable to common stockholders
Basic	$0.30	$0.27

Diluted	$0.29	$0.27

Empire State Realty Trust, Inc.

Reconciliation of Net Income to Funds From Operations (“FFO”),

Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)

(unaudited and amounts in thousands, except per share data)

	Three Months Ended December 31,
	2015	2014
Net income	$19,370	$10,964
Preferred unit distributions	(234)	(235)
Real estate depreciation and amortization	45,085	48,711

FFO attributable to common stockholders and non-controlling interests	64,221	59,440

Amortization of below-market ground leases	1,958	2,001

Modified FFO attributable to common stockholders and non-controlling interests	66,179	61,441

Prepayment penalty expense and deferred financing cost write-off	—	3,771

Core FFO attributable to common stockholders and non-controlling interests	$66,179	$65,212

Total weighted average shares
Basic	266,048	265,779

Diluted	266,048	265,779

FFO per share
Basic	$0.24	$0.22

Diluted	$0.24	$0.22

Modified FFO per share
Basic	$0.25	$0.23

Diluted	$0.25	$0.23

Core FFO per share
Basic	$0.25	$0.25

Diluted	$0.25	$0.25

Empire State Realty Trust, Inc.

Reconciliation of Net Income to Funds From Operations (“FFO”),

Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)

(unaudited and amounts in thousands, except per share data)

	Year Ended December 31,
	2015	2014
Net income	$79,928	$70,210
Preferred unit distributions	(936)	(476)
Real estate depreciation and amortization	170,932	145,115

FFO attributable to common stockholders and non-controlling interests	249,924	214,849

Amortization of below-market ground leases	7,831	4,603

Modified FFO attributable to common stockholders and non-controlling interests	257,755	219,452

Acquisition break-up fee	(2,500)	—
Prepayment penalty expense and deferred financing costs write-off	1,749	3,771
Construction severance expenses, net of income taxes	480	—
Acquisition expenses	193	3,382
Gain on settlement of lawsuit related to the Observatory, net of income taxes	—	(540)
Private perpetual preferred exchange offering expenses	—	1,357

Core FFO attributable to common stockholders and non-controlling interests	$257,677	$227,422

Total weighted average shares
Basic	265,914	254,506

Diluted	265,914	254,506

FFO per share
Basic	$0.94	$0.84

Diluted	$0.94	$0.84

Modified FFO per share
Basic	$0.97	$0.86

Diluted	$0.97	$0.86

Core FFO per share
Basic	$0.97	$0.89

Diluted	$0.97	$0.89

Empire State Realty Trust, Inc.

Condensed Consolidated Balance Sheets

(unaudited and amounts in thousands)

	December 31,	December 31,
	2015	2014
Assets
Commercial real estate properties, at cost	$2,276,330	$2,139,863
Less: accumulated depreciation	(465,584)	(377,552)

Commercial real estate properties, net	1,810,746	1,762,311
Cash and cash equivalents	46,685	45,732
Restricted cash	65,880	60,273
Tenant and other receivables	18,782	23,745
Deferred rent receivables	122,048	102,104
Prepaid expenses and other assets	50,460	48,504
Deferred costs, net	310,679	357,462
Acquired below market ground leases, net	383,891	391,887
Goodwill	491,479	491,479

Total assets	$3,300,650	$3,283,497

Liabilities and equity
Mortgage notes payable	$747,661	$898,998
Senior unsecured notes	587,018	234,980
Unsecured term loan facility	262,545	—
Unsecured revolving credit facility	35,192	—
Term loan and credit facility	—	464,676
Accounts payable and accrued expenses	111,099	96,563
Acquired below market leases, net	104,171	138,859
Deferred revenue and other liabilities	31,388	27,876
Tenants’ security deposits	48,890	40,448

Total liabilities	1,927,964	1,902,400
Total equity	1,372,686	1,381,097

Total liabilities and equity	$3,300,650	$3,283,497